Exhibit 99.1

9341 Courtland Drive NE, Rockford, MI 49351 Phone (616) 866-5500; Fax (616) 866-0257

FOR IMMEDIATE RELEASE
CONTACT: Michael D. Stornant
(616) 866-5728

WOLVERINE WORLDWIDE OUTLINES 2018 GLOBAL GROWTH AGENDA AND REPORTS FISCAL 2017 FINANCIAL RESULTS

Rockford, Michigan, February 21, 2018 - Wolverine World Wide, Inc. (NYSE: WWW) today reported financial results for the fourth quarter and fiscal year ended December 30, 2017, and outlined its 2018 GLOBAL GROWTH AGENDA, which is the next phase of the Company’s transformation initiative.

“I am pleased with our fiscal 2017 financial performance and continued momentum in Q4, but I am especially proud of the major accomplishments achieved by our team over the last two years,” said Blake W. Krueger, Wolverine Worldwide’s Chairman, Chief Executive Officer and President. “These results reflect our ability to accelerate the execution and benefits of recent restructuring and transformation activities, and we are now positioned to invest in our new GLOBAL GROWTH AGENDA in 2018.”

FISCAL 2017 REVIEW
The highlights of the Company's fourth quarter and full-year financial performance are summarized below. The fourth quarter revenue and earnings per share amounts reflect the Company's revised quarterly calendar. To provide a better comparison to fiscal 2016, the Company has provided additional information regarding the impact of the calendar change within the reconciliation tables accompanying the earnings release.

Fourth Quarter Results

•
Reported revenue of $578.6 million decreased 20.7% during the fourth quarter, or decreased 7.1% after taking into effect the quarterly calendar change. Underlying revenue increased 1.7%, including nearly 18% underlying growth for Merrell.

•
Reported gross margin was 38.4%, compared to 36.6% in the prior year. Adjusted gross margin on a constant currency basis was 38.5%, compared to 37.1% in the prior year, reflecting an improvement of 140 basis points despite a 50 basis point negative mix impact from store closures.

•	Reported operating margin was -12.7%, compared to 2.1% in the prior year. Adjusted operating margin on a constant currency basis was 10.7% compared to 8.1% in the prior year.

•
Reported diluted loss per share was $0.65, compared to a diluted loss per share of $0.02 in the prior year. The reported results include restructuring and transformation costs ($0.24) and other special charges recorded in the quarter for the non-cash impairment of the Sperry indefinite lived trade name ($0.45), environmental and other related costs ($0.28), and the impact of tax reform ($0.09). Adjusted diluted earnings per share were $0.41 compared to $0.34 in the prior year, an increase of 20%.

Full-Year Results

•	Reported revenue of $2.35 billion decreased 5.8% vs. the prior year. Underlying revenue grew 0.6%.

•
Reported gross margin was 38.9%, compared to 38.5% in the prior year. Adjusted gross margin on a constant currency basis was 40.0%, compared to 38.8% in the prior year, reflecting an improvement of 120 basis points despite a 50 basis point negative mix impact from store closures.

•	Reported operating margin was 1.0%, compared to 6.4% in the prior year. Adjusted operating margin on a constant currency basis was 11.2%, a 270 basis points increase versus the prior year.

•
Reported diluted earnings per share were $0.00 and include full-year costs directly related to the Company’s restructuring and transformation ($0.82) and the special charges recorded in the fourth quarter as noted above ($0.82). Adjusted diluted earnings per share were $1.64, and, on a constant currency basis were $1.71 compared to $1.36 in the prior year, growth of nearly 26%.

•	The Company closed 215 stores during 2017 leaving 80 go-forward stores in the fleet.

•	Inventory at year end declined 20.6%.

•
Cash and cash equivalents on hand at year end were $481 million, up 30% over the prior year, despite nearly $90 million of cash costs to execute restructuring and transformation activities during the year.

•	The Company repurchased 1,639,732 shares during fiscal 2017 at an average price of $25.79 per share.

•	Total shareholder return of over 45% for 2017.

2018 GLOBAL GROWTH AGENDA

“The WOLVERINE WAY FORWARD has been the most ambitious effort in the Company’s nearly 140-year history,” stated Mr. Krueger. “While portions of this work will be ongoing, I’m pleased to say that the heavy lifting is behind us and the extra costs required to execute the transformation are complete. We are now ready to implement new tools and capabilities that were developed as part of this work, and pivot our focus and energy to growth.”

In 2018, through the realized benefits of its WAY FORWARD transformation initiative, the Company expects to invest $40 million to $45 million in its new GLOBAL GROWTH AGENDA, which is comprised of three key elements:

•
Powerful Product Creation Engine - Relentless and frequent introduction of craveable product that resonates around the world - taking full advantage of new creative design capabilities, stronger consumer insights and a faster supply chain.

•
Digital-Direct Offense - Seamless interaction with our consumers through more effective digital engagement to drive our owned eCommerce growth beyond 20%, improve the on-line businesses of our retail customers and enhance our brand positioning in the digital marketplace.

•	International Expansion - Greater investment in regional resources and systems to accelerate international growth, with a specific focus on China and the Asia Pacific region.

“This new GLOBAL GROWTH AGENDA represents the next phase of our transformation,” said Mike Stornant, Senior Vice President and Chief Financial Officer. “We have the financial capacity to invest in key initiatives and capabilities expected to fund our biggest growth opportunities and support accelerated growth beyond 2018. Including these important investments, we expect to achieve our stated 12% adjusted operating margin goal ahead of our original schedule. We are excited about our outlook for 2018, including the expected financial results included below.”

2018 OUTLOOK

•	Revenue in the range of $2.24 billion to $2.32 billion, a reported decline of 1.3% and underlying growth of nearly 6% at the high-end of the range.

•	Gross margin expansion in the range of 40 to 80 basis points, despite a negative mix impact of 20 basis points from 2017 store closures.

•	Reported operating margin of 11.6% and adjusted operating margin of 12%, inclusive of incremental investments in the Company’s GLOBAL GROWTH AGENDA.

•	An effective tax rate in the range of 18% to 21%, reflecting new U.S. tax laws.

•
Reported diluted earnings per share in the range of $1.87 to $1.97 and adjusted diluted earnings per share of $1.95 to $2.05, an increase of 25% at the high-end of the range. Foreign currency is expected have a neutral impact on earnings.

•	Cash from operations in the range of approximately $230 million to $250 million.

•	A 33% increase in the annual dividend.

FISCAL YEAR CALENDAR CHANGE
Prior to fiscal 2017, the Company reported its quarterly results of operations on the basis of 12-week periods for each of the first three fiscal quarters and a 16 or 17-week period for the fiscal fourth quarter. Beginning in fiscal 2017, the Company's fiscal year is comprised of 13-week quarters for each of the first three fiscal quarters and a 13 or 14-week period for the fiscal fourth quarter. There is no change to the Company's fiscal year-end date. References to the “quarter ended” or “fourth quarter” refer to the 13-week period ended December 30, 2017 or the 16-week period ended December 31, 2016.

NON-GAAP FINANCIAL MEASURES
This release contains certain non-GAAP financial measures. References to "underlying" revenue for fiscal 2017 and fiscal 2018 indicate reported revenue adjusted for the impact of foreign exchange, the impact of retail store closures, the transition of Stride Rite® to a license business model, the impact of the quarterly calendar change, and for 2018 guidance the sale of the Sebago® brand and the sale of the Department of Defense business. Measures referred to as "adjusted" financial results exclude impairment of intangible assets, environmental and other related costs, organizational transformation costs which include gains or losses from divestitures, restructuring and other related costs and incremental store inventory mark-downs. In addition, adjusted diluted earnings per share exclude the impact from recent tax reform. The Company evaluates results of operations on both a reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding results of operations, consistent with how the Company evaluates performance. The Company calculates constant currency by converting the current-period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to our current period reported results. The Company has provided a reconciliation of the above of non-GAAP financial measures to the most directly comparable GAAP financial measure. The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to the prior period by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis. The Company also discusses total shareholder return as a measure of the performance of the Company's stock over time, which combines share price appreciation and dividends paid to show the total return to the shareholder expressed as an annualized percentage.

EARNINGS CALL INFORMATION
The Company will host a conference call today at 8:30 a.m. Eastern Time to discuss these results and current business trends. The conference call will be broadcast live and accessible under the “Investor Relations” tab at www.wolverineworldwide.com. A replay of the conference call will be available at the Company's website for a period of approximately 30 days.

ABOUT WOLVERINE WORLDWIDE
With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world’s leading marketers and licensors of branded casual, active lifestyle, work, outdoor sport, athletic, children’s and uniform footwear and apparel. The Company’s portfolio of highly recognized brands includes: Merrell®, Sperry®, Hush Puppies®, Saucony®, Wolverine®, Keds®, Stride Rite®, Chaco®, Bates®, HYTEST®, and Soft Style®. The Company also is the global footwear licensee of the popular brands Cat® and Harley-Davidson®. The Company’s products are carried by leading retailers in the U.S. and globally in approximately 200 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements, including statements regarding: the Company’s ability to invest in growth, successfully execute key strategic initiatives, elevate brands with consumers, and deliver product innovation, organic and global growth and operational efficiencies; and the Company’s fiscal 2018 outlook and guidance. In addition, words such as "guidance," "estimates," "anticipates," "believes," "forecasts," "step," "plans," "predicts," "focused," "projects," "is likely," "expects," "intends," "should," "will," "confident," variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions ("Risk Factors") that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence.  Risk Factors include, among others: changes in general economic conditions, employment rates, business conditions, interest rates, tax policies and other factors affecting consumer spending in the markets and regions in which the Company’s products are sold; the inability for any reason to effectively compete in global footwear, apparel and consumer-direct markets; the inability to maintain positive brand images and anticipate, understand and respond to changing footwear and apparel trends and consumer preferences; the inability to effectively manage inventory levels; increases or changes in duties, tariffs, quotas or applicable assessments in countries of import and export; foreign currency exchange rate fluctuations; currency restrictions; capacity constraints, production disruptions, quality issues, price increases or other risks associated with foreign sourcing; the cost and availability of raw materials, inventories, services and labor for owned and contract manufacturers; labor disruptions; changes in relationships with, including the loss of, significant wholesale customers; risks related to the significant investment in, and performance of, the Company’s consumer-direct operations; risks related to expansion into new markets and complementary product categories as well as consumer-direct operations; the impact of seasonality and unpredictable weather conditions; changes in general economic conditions and/or the credit markets on the Company’s distributors, suppliers and customers; increase in the Company’s effective tax rates; failure of licensees or distributors to meet planned annual sales goals or to make timely payments to the Company; the risks of doing business in developing countries, and politically or economically volatile areas; the ability to secure and protect owned intellectual property or use licensed intellectual property; the impact of regulation, regulatory and legal proceedings and legal compliance risks, including compliance with federal, state and local laws and regulations relating to the protection of the environment, environmental remediation and other related costs, and litigation or other legal proceedings relating to the protection of the environment or environmental effects on human health; the potential breach of the Company’s databases, or those of its vendors, which contain certain personal information or payment card data; problems affecting the Company’s distribution system, including service interruptions at shipping and receiving ports; strategic actions, including new initiatives and ventures, acquisitions and dispositions, and the Company’s success in integrating acquired businesses, and implementing new initiatives and ventures; the risk of impairment to goodwill and other acquired intangibles; the success of the Company’s consumer-direct realignment initiatives; changes in future pension funding requirements and pension expenses; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.  Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.

# # #

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per share data)

	13 Weeks Ended December 30, 2017	16 Weeks Ended December 31, 2016	52 Weeks Ended December 30, 2017	52 Weeks Ended December 31, 2016
Revenue	$578.6	$729.6	$2,350.0	$2,494.6
Cost of goods sold	355.8	458.3	1,426.6	1,526.4
Restructuring costs	0.7	4.1	9.0	8.3
Gross profit	222.1	267.2	914.4	959.9
Gross margin	38.4%	36.6%	38.9%	38.5%

Selling, general and administrative expenses	184.1	223.5	713.7	758.0
Restructuring and other related costs	7.3	21.5	72.9	34.9
Impairment of intangible assets	68.6	7.1	68.6	7.1
Environmental and other related costs	35.3	—	35.3	—
Operating expenses	295.3	252.1	890.5	800.0
Operating expenses as a % of revenue	51.0%	34.6%	37.9%	32.1%

Operating profit (loss)	(73.2)	15.1	23.9	159.9
Operating margin	(12.7)%	2.1%	1.0%	6.4%

Interest expense, net	8.7	9.9	32.1	34.8
Debt extinguishment and other costs	—	17.6	—	18.1
Other expense (income), net	(1.0)	(4.5)	2.4	(3.5)
Total other expenses	7.7	23.0	34.5	49.4
Earnings (loss) before income taxes	(80.9)	(7.9)	(10.6)	110.5

Income tax expense (benefit)	(20.1)	(5.5)	(9.9)	23.0
Effective tax rate	25.0%	69.7%	93.7%	20.8%

Net earnings (loss)	(60.8)	(2.4)	(0.7)	87.5

Less: net loss attributable to noncontrolling interests	(0.5)	(0.5)	(1.0)	(0.2)
Net earnings (loss) attributable to Wolverine World Wide, Inc.	$(60.3)	$(1.9)	$0.3	$87.7
Earnings (loss) per share	$(0.65)	$(0.02)	$—	$0.89

Supplemental information:
Net earnings (loss) used to calculate earnings (loss) per share	$(60.3)	$(2.0)	$0.1	$85.7
Shares used to calculate earnings (loss) per share	93.2	95.8	95.4	96.2
Weighted average shares outstanding	95.8	98.3	96.4	99.0

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)
(In millions)

	December 30, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$481.0	$369.8
Accounts receivables, net	271.3	263.3
Inventories, net	276.7	348.7
Other current assets	45.3	49.6
Total current assets	1,074.3	1,031.4
Property, plant and equipment, net	136.7	146.1
Goodwill and other indefinite-lived intangibles	1,034.3	1,102.8
Other non-current assets	153.7	151.4
Total assets	$2,399.0	$2,431.7

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and other accrued liabilities	$324.3	$293.3
Current maturities of long-term debt	37.5	37.5
Borrowings under revolving credit agreements and other short-term notes	0.5	2.9
Total current liabilities	362.3	333.7
Long-term debt	744.6	780.3
Other non-current liabilities	336.9	343.6
Stockholders' equity	955.2	974.1
Total liabilities and stockholders' equity	$2,399.0	$2,431.7

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Fiscal Year Ended
	December 30, 2017	December 31, 2016
OPERATING ACTIVITIES:
Net earnings (loss)	$(0.7)	$87.5
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	37.2	43.5
Deferred income taxes	(75.8)	(5.8)
Stock-based compensation expense	25.4	22.8
Excess tax benefits from stock-based compensation	—	(0.6)
Pension and SERP expense	14.9	10.4
Debt extinguishment costs	—	17.4
Restructuring and other related costs	81.9	43.2
Cash payments related to restructuring costs	(64.8)	(19.4)
Impairment of intangible assets	68.6	7.1
Environmental and other related costs, net of cash payments	32.3	—
Other	(29.6)	(7.8)
Changes in operating assets and liabilities	113.3	98.0
Net cash provided by operating activities	202.7	296.3

INVESTING ACTIVITIES:
Additions to property, plant and equipment	(32.4)	(55.3)
Proceeds from sale of a business and other assets	38.6	7.8
Investment in joint venture	(2.1)	(0.5)
Other	(5.1)	9.6
Net cash used in investing activities	(1.0)	(38.4)

FINANCING ACTIVITIES:
Net borrowings (payments) under revolving credit agreements and other short-term notes	(2.6)	3.1
Borrowings of long-term debt	—	400.0
Payments on long-term debt	(37.5)	(393.8)
Payments of debt issuance and debt extinguishment costs	(0.1)	(17.9)
Cash dividends paid	(23.0)	(23.5)
Purchase of common stock for treasury	(51.5)	(52.7)
Purchases of shares under employee stock plans	(5.5)	(4.9)
Proceeds from the exercise of stock options	21.4	7.4
Excess tax benefits from stock-based compensation	—	0.6
Contributions from noncontrolling interests	0.8	2.2
Net cash used in financing activities	(98.0)	(79.5)

Effect of foreign exchange rate changes	7.5	(2.7)
Increase in cash and cash equivalents	111.2	175.7

Cash and cash equivalents at beginning of the year	369.8	194.1
Cash and cash equivalents at end of the year	$481.0	$369.8

The following tables contain information regarding the non-GAAP adjustments used by the Company in the presentation of its financial results:

WOLVERINE WORLD WIDE, INC.

Q4 2017 RECONCILIATION TABLES

RECONCILIATION OF REPORTED REVENUE TO
UNDERLYING REVENUE*
(Unaudited)
(In millions)

	GAAP Basis	Impact of Quarterly Calendar Change (1)	As Adjusted	Foreign Exchange Impact	Adjustments (2)	Underlying Revenue

Revenue - Fiscal 2017 Q4	$578.6		$578.6	$(4.5)		$574.1

Growth	(20.7)%		(7.1)%			1.7%

Revenue - Fiscal 2016 Q4	$729.6	$(106.9)	$622.7		$(58.1)	$564.6
(1)    Given the change in the quarterly calendar resulting in the fourth quarter of fiscal 2017 containing 13 weeks ending December 30, 2017 and the fourth quarter of fiscal 2016 containing 16 weeks ending December 31, 2016, the Company quantified the impact of the change for a better comparison to the fourth quarter of fiscal 2017.

(2) Adjustments include the estimated impact from retail store closures and the transition of Stride Rite® to a license business model.
RECONCILIATION OF REPORTED GROSS MARGIN TO ADJUSTED
GROSS MARGIN ON A CONSTANT CURRENCY BASIS*
(Unaudited)
(In millions)

	GAAP Basis	Impact of Quarterly Calendar Change (1)	Restructuring Costs	Foreign Exchange Impact	As Adjusted on a Constant Currency Basis

Gross Profit - Fiscal 2017 Q4	$222.1		$0.7	$(1.5)	$221.3

Gross margin	38.4%				38.5%

Gross Profit - Fiscal 2016 Q4	$267.2	$(40.0)	$4.1		$231.3

Gross margin	36.6%				37.1%
(1)    Given the change in the quarterly calendar resulting in the fourth quarter of fiscal 2017 containing 13 weeks ending December 30, 2017 and the fourth quarter of fiscal 2016 containing 16 weeks ending December 31, 2016, the Company quantified the impact of the change for a better comparison to the fourth quarter of fiscal 2017.

RECONCILIATION OF REPORTED OPERATING MARGIN TO ADJUSTED
OPERATING MARGIN ON A CONSTANT CURRENCY BASIS*
(Unaudited)
(In millions)

	GAAP Basis	Impact of Quarterly Calendar Change (1)	Foreign Exchange Impact	Adjustments (2)	As Adjusted on a Constant Currency Basis

Operating Profit - Fiscal 2017 Q4	$(73.2)		$(0.2)	$134.7	$61.3

Operating margin	(12.7)%				10.7%

Operating Profit - Fiscal 2016 Q4	$15.1	$0.4		$34.9	$50.4

Operating margin	2.1%				8.1%
(1)    Given the change in the quarterly calendar resulting in the fourth quarter of fiscal 2017 containing 13 weeks ending December 30, 2017 and the fourth quarter of fiscal 2016 containing 16 weeks ending December 31, 2016, the Company quantified the impact of the change for a better comparison to the fourth quarter of fiscal 2017.

(2)     Fiscal 2017 Q4 Adjustments include $68.6 million for impairment of intangible assets, $35.3 million of environmental and other related costs, $22.8 million of organizational transformation costs and $8.0 million of restructuring and other related costs. Fiscal 2016 Q4 Adjustments include $25.6 million of restructuring and other related costs, $7.1 million of impairment of intangible assets and $2.2 million of organizational transformation costs.

RECONCILIATION OF REPORTED DILUTED EPS
TO ADJUSTED DILUTED EPS*
(Unaudited)

	GAAP Basis EPS	Adjustments (1)	As Adjusted EPS

Fiscal 2017 Q4	$(0.65)	$1.06	$0.41

Fiscal 2016 Q4	$(0.02)	$0.36	$0.34
(1)    Fiscal 2017 Q4 Adjustments include the impact of impairment of intangible assets, environmental and other related costs, organizational transformation costs, restructuring and other related costs, the impact of recent tax reform and the impact of the quarterly calendar change. Fiscal 2016 Q4 Adjustments include the impact of impairment of intangible assets, restructuring and other related costs, organizational transformation costs and debt extinguishment and other costs.

2017 FULL-YEAR RECONCILIATION TABLES

RECONCILIATION OF REPORTED REVENUE TO
UNDERLYING REVENUE*
(Unaudited)
(In millions)

	GAAP Basis	Foreign Exchange Impact	Adjustments (1)	Underlying Revenue

Revenue - Fiscal 2017	2,350.0	$(1.7)		$2,348.3

Growth	(5.8)%			0.6%

Revenue - Fiscal 2016	$2,494.6		$(159.3)	$2,335.3
(1) Adjustments include the estimated impact from retail store closures and the transition of Stride Rite® to a license business model.

RECONCILIATION OF REPORTED GROSS MARGIN TO ADJUSTED
GROSS MARGIN ON A CONSTANT CURRENCY BASIS*
(Unaudited)
(In millions)

	GAAP Basis	Adjustments (1)	Foreign Exchange Impact	As Adjusted on a Constant Currency Basis

Gross Profit - Fiscal 2017	$914.4	$16.5	$7.2	$938.1

Gross margin	38.9%			40.0%

Gross Profit - Fiscal 2016	$959.9	$8.3		$968.2

Gross margin	38.5%			38.8%
(1) Fiscal 2017 Adjustments include restructuring costs and incremental inventory mark-downs. Fiscal 2016 Adjustments include restructuring costs.

RECONCILIATION OF REPORTED OPERATING MARGIN TO ADJUSTED
OPERATING MARGIN ON A CONSTANT CURRENCY BASIS*
(Unaudited)
(In millions)

	GAAP Basis	Foreign Exchange Impact	Adjustments (1)	As Adjusted on a Constant Currency Basis

Operating Profit - Fiscal 2017	$23.9	$7.4	$231.1	$262.4

Operating margin	1.0%			11.2%

Operating Profit - Fiscal 2016	$159.9		$52.5	$212.4

Operating margin	6.4%			8.5%
(1)     Fiscal 2017 Adjustments include $81.9 million of restructuring and other related costs, $37.8 million of organizational transformation costs, $7.5 million of incremental inventory mark-downs, $68.6 million for impairment of intangible assets and $35.3 million of environmental and other related costs. Fiscal 2016 Adjustments include $43.2 million of restructuring and other related costs, $7.1 million of impairment of intangible assets, and $2.2 million of organizational transformation costs.

RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED
DILUTED EPS ON A CONSTANT CURRENCY BASIS*
(Unaudited)

	GAAP Basis EPS	Adjustments (1)	As Adjusted EPS	Foreign Exchange Impact	As Adjusted EPS On a Constant Currency Basis

Fiscal 2017	$—	$1.64	$1.64	$0.07	$1.71

Fiscal 2016	$0.89	$0.47	$1.36
(1)    Fiscal 2017 Adjustments include the impact of restructuring and other related costs, organizational transformation costs, incremental inventory mark-downs, impairment of intangible assets, environmental and other related costs and the impact of recent tax reform. Fiscal 2016 Adjustments include the impact of impairment of intangible assets, restructuring and other related costs, organizational transformation costs and debt extinguishment and other costs.

FISCAL 2017 ADJUSTMENTS TO
REPORTED DILUTED EPS
(Unaudited)

Adjustment Description	Impact to Fiscal 2017 Diluted EPS

Restructuring and other related costs	$0.52
Organizational transformation costs and incremental inventory mark-downs	0.30
Impairment of intangible assets	0.45
Environmental and other costs (1)	0.28
Impact of recent tax reform	0.09
Total adjustments	$1.64
(1) Environmental and other costs includes estimated future environmental remediation costs of $31.1 million and $4.2 million for legal, consulting and other costs.

2018 GUIDANCE RECONCILIATION TABLES

RECONCILIATION OF FISCAL 2018 FULL-YEAR REPORTED REVENUE
GUIDANCE TO UNDERLYING REVENUE GUIDANCE*
(Unaudited)
(In millions)

	GAAP Basis Full-Year Revenue	Foreign Exchange Impact	Adjustments (1)	Underlying Full-Year Revenue

Fiscal 2018 Revenue Guidance	$ 2,240 - 2,320	$(4.0)		$ 2,236 - 2,316
Fiscal 2017 Revenue	$2,350.0		$(159.0)	$2,191.0
Percentage growth (decline)	(4.7) - (1.3)%			2.1 - 5.7%
(1) Adjustments include the impact from retail store closures, the transition of Stride Rite® to a license business model, the sale of Sebago® and the sale of the Department of Defense business.

RECONCILIATION OF FISCAL 2018 FULL-YEAR REPORTED OPERATING PROFIT
GUIDANCE TO ADJUSTED OPERATING PROFIT GUIDANCE*
(Unaudited)
(In millions)

	GAAP Basis Full-Year Operating Profit	Adjustment (1)	As Adjusted Full-Year Operating Profit

Fiscal 2018 Operating Profit Guidance	$ 256 - 275	$10.0	$ 266 - 285
Operating Margin Guidance	11.4 - 11.9%		11.9 - 12.3%
(1) Adjustment includes the estimated midpoint within a $8 million to $12 million range of environmental related costs for legal, consulting and other costs.

RECONCILIATION OF FISCAL 2018 FULL-YEAR DILUTED EPS
GUIDANCE TO ADJUSTED DILUTED EPS GUIDANCE*
(Unaudited)

	GAAP Basis Full-Year 2018	Adjustments (1)	As Adjusted Full-Year 2018

Diluted earnings per share guidance	$ 1.87 - 1.97	$0.08	$ 1.95 - 2.05
(1) Adjustment includes the estimated midpoint within a range of environmental related costs for legal, consulting and other costs.

RECONCILIATION OF FISCAL 2016 REPORTED REVENUE AND EPS
TO ADJUSTED REVENUE AND ADJUSTED EPS*
(Unaudited)
(In millions)

	Fiscal 2016
	Q1	Q2	Q3	Q4	YTD

GAAP Basis Fiscal 2016 - Revenue	$577.6	$583.7	$603.7	$729.6	$2,494.6
Impact of Calendar Change - Revenue (1)	43.2	35.5	28.2	(106.9)	—
Revenue on an Adjusted Basis	$620.8	$619.2	$631.9	$622.7	$2,494.6

GAAP Basis Fiscal 2016 - Diluted EPS	$0.18	$0.24	$0.49	$(0.02)	$0.89
Impact of Calendar Change - EPS (1)	0.02	0.01	(0.04)	0.01	—
Impact of Restructuring and Impairment Costs	0.11	0.01	—	0.35	0.47
EPS on an Adjusted Basis	$0.31	$0.26	$0.45	$0.34	$1.36

Fiscal 2016 weeks in operations	12	12	12	16	52
Fiscal 2016 - Adjusted weeks in operations	13	13	13	13	52
(1)    Given the first three fiscal 2016 quarters had 12 weeks and the fourth quarter had 16 weeks of operations compared to fiscal 2017 where each quarter has 13 weeks of operations, the Company quantified the impact of adjusting each fiscal 2016 quarter to allow for a better comparison to fiscal 2017.

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To supplement the consolidated financial statements presented in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company describes what certain financial measures would have been if restructuring and other related costs, incremental inventory mark-downs, organizational transformation costs which include gains or losses from divestitures, impairment of intangible assets, environmental and other related costs and the impact from recent tax reform were excluded. The Company also describes underlying revenue, which excludes the impact of foreign exchange, the impact of retail store closures, the transition of Stride Rite® to a license business model, the impact of the quarterly calendar change, and for 2018 guidance the sale of the Sebago® brand and the sale of the Department of Defense business. The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to the prior period by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business.  The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.  The Company evaluates results of operations on both a reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding results of operations, consistent with how the Company evaluates performance. The Company calculates constant currency by converting the current-period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to our current period reported results. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP.  A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures are found in the financial tables above.